Exhibit 10.3

AMENDED AND RESTATED
1991 AKORN, INC.
STOCK OPTION PLAN
FOR DIRECTORS

     1. Purpose.

     The purpose of this 1991 Akorn, Inc Stock Option Plan for Directors (the “Plan”) is to attract and retain the services of experienced and knowledgeable directors of Akorn, Inc. (the “Corporation”) for the benefit of the Corporation and its shareholders by means of stock options and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its shareholders.

     2. Shares Subject to the Plan.

     The total number of shares of common stock, no par value per share, of the Corporation (the “Shares”) for which stock options may be granted under the Plan (“Options”) shall not exceed 500,000 in the aggregate, subject to adjustment in accordance with Section 10 hereof. In the event that an Option granted hereunder expires or is terminated or cancelled unexercised as to any Shares, Options to purchase such Shares may again be issued under the Plan. Shares issued under the Plan upon the exercise of Stock Options may be authorized and unissued Shares or issued Shares held as treasury shares.

     3. Administration of the Plan.

     The Incentive Compensation Committee of the Board of Directors of the Corporation (the “Committee”) shall have the power to construe the Plan, to determine all questions arising thereunder, to set more restrictive Option provisions as provided in Section 4(b) of the Plan and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     4. Eligibility: Grant of Options.

          (a) Until such time as the Plan is terminated, each director of the Corporation shall be automatically granted an Option each year to acquire 5,000 Shares under the Plan on the day following the annual meeting of shareholders. Each person who becomes a director of the Corporation between annual meetings during the term of the Plan will be entitled to receive the pro rata portion of an Option to acquire 5,000 Shares, based on the number of full calendar months during that year that such person will serve as a director.

          (b) In addition to the automatic grant of Options provided in Section 4(a) above, the Compensation Committee may, in its sole discretion, grant an Option of no more than 100,000 Shares to a person who becomes a director of the Corporation at any time after the 1991 Annual Meeting of Shareholders, but no member of the Compensation Committee shall be eligible to be granted an Option under this Section 4(b) and any director who is granted an Option under this Section 4(b) shall not be permitted to serve on the Compensation

Committee for one year after grant of an Option under this Section 4(b). The Committee may in its discretion set more restrictive Options terms than the Plan otherwise provides with respect to Options granted under this Section 4(b), including, but not limited to, more restrictive vesting requirements and Option termination provisions and an exercise price in excess of the fair market value of the Shares on the date of grant.

     5. Option Agreement.

     Each Option granted under the Plan shall be evidenced by an Option agreement (the “Agreement”) duly executed on behalf of the Corporation and by the director to whom such Option is granted. Such Agreements shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the optionee agrees to continue to serve as a director of the Corporation during the term for which he was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. No purported grant of any Option shall be effective until an Agreement shall have been duly executed on behalf of the Corporation and the director to whom the Option is to be granted.

     6. Stock Option Exercise Price.

     Except as otherwise provided by the Committee in accordance with Section 4(b), the exercise price for a Stock Option granted under the Plan shall be the fair market value of the Shares covered by the Stock Option at the time the Stock Option is granted. For purposes hereof, if the common stock of the Corporation is listed on any national exchange or any automated quotation system which provides sale quotations, the fair market value shall be the closing sale price quoted on such exchange or quotation system as reported in the Wall Street Journal for the trading day next preceding the date of the grant of the Option or if there are no trades on such date then on the preceding date on which a trade did occur.

     7. Time and Manner of Exercise of Option.

          (a) Except as otherwise provided in Section 10(b) hereof or as otherwise determined by the Committee under Section 4(b) hereof’, Options granted under the Plan shall be exercisable in full six months after the date of grant of the Options and shall remain exercisable during the period ending five years from the date of grant.

          (b) To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option to the Corporation, stating the number of Shares with respect to which the Option is being exercised, and accompanied by payment in full for such Shares, which payment may be (i) in cash, by certified or uncertified check, (ii) in whole or in part in Shares owned by the person or persons exercising the Option for a period of six months, valued at Fair Market Value on the trading date next preceding the date of exercise or if there are no trades on such date then on the preceding date on which a trade did occur, or (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation (with a copy to the Corporation) to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price.

The date of exercise shall be the date on which the Corporation receives written notice of exercise. Upon exercise of an Option and payment of the exercise price, delivery of a certificate for paid-up non-assessable Shares shall be made to the person exercising the Option.

     8. Terms of Options.

          (a) Each Option shall expire five years from the date of grant thereof, but shall be subject to earlier termination as provided in Section 10(b) hereof or as determined by the Committee in connection with the grant of an Option under Section 4(b) hereof.

          (b) In the event of the death of an optionee, unless otherwise determined by the Committee with respect to an Option granted under Section 4(b) hereof, the Option granted to such optionee may be exercised during its term to the full number of Shares covered thereby, by the estate of such optionee, or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such optionee.

     9. Options Not Transferable.

     The right of any optionee to exercise an Option granted to him under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such Option shall be exercisable during the lifetime of such optionee only by him or by his guardian or legal representative. Any Option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such Option.

     10. Adjustments Upon Changes in Capitalization or Control.

          (a) In the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the total number of Shares issuable under the Plan, the number of Shares issuable upon Options to be granted under the terms hereof and the number and kind of shares as to which outstanding Options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without changes in the total price applicable to the unexercised portion of such Options but with a corresponding adjustment in the exercise price for each Option.

          (b) If there is proposed a dissolution or liquidation of the Corporation, or a reorganization, merger or consolidation of the Corporation with one or more corporations in which the Corporation is not the surviving corporation, or a transfer of substantially all the property or more than two-thirds of the then outstanding shares of the Corporation to another Corporation, the Board shall cause written notice of the proposed transaction to be given to every optionee under the Plan not less than 40 days prior to the anticipated effective date of the proposed transaction, and every Option granted under the Plan shall be immediately exercisable by such optionee prior to a date specified in such notice, which date shall be not more than 10 days prior to the anticipated effective date of the proposed transaction. The optionee shall have the right to exercise the Option to purchase any or all shares of Common Stock then subject to the Option. The optionee shall notify the Corporation, in writing, that he intends to exercise his Option and the optionee may condition such exercise upon, and provide that such exercise shall become effective at the time immediately prior to the consummation of the proposed transaction. If the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the proposed transaction is not consummated and the optionee has so provided, the Option shall remain unexercised.

     11. Restriction on Issue of Shares.

          (a) Notwithstanding the provisions of Section 7, the Corporation may delay the issuance of Shares covered by the exercise of any Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

               (i) the Shares with respect to which an Option has been exercised are at the time of the issuance of such Shares effectively registered under applicable federal securities acts now in force or hereafter amended; or

               (ii) counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities acts now in force or hereafter amended.

          (b) It is intended that all exercises of Options shall be effective. Accordingly, the Corporation shall use its best efforts to being about compliance with the above conditions within a reasonable time.

     12. Withholding.

     The Corporation shall have the right to withhold from any stock issuance under the Plan or to collect as a condition of issuance, any taxes required by law to be withheld.

     13. Approval of Stockholders.

     The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Corporation voting in person or by proxy at a duly held stockholders’ meeting within twelve months after the adoption of the Plan by the Board.

     14. Expenses of the Plan.

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

     15. Termination and Amendment of the Plan.

     Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan shall be duly approved by the shareholders. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in Section 10 the Board may not, without the approval of the shareholders of the Corporation, materially increase the benefits under the Plan, increase the maximum aggregate number of shares for which Options may be granted under the Plan, or permit the granting of Options to anyone other than as provided in Section 4 hereof and provided further that Section 4 of the Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his rights under an Option previously granted to him.